                                                                      Exhibit 21

Subsidiaries


                       NAME                                        JURISDICTION

AM Auto World Weekly, Inc.                                           Delaware
American Media Consumer Entertainment, Inc.                          Delaware
American Media Consumer Magazine Group, Inc.                         Delaware
American Media Distribution & Marketing Group, Inc.                  Delaware
American Media Property Group, Inc.                                  Delaware
American Media Mini Mags, Inc.                                       Delaware
American Media Newspaper Group, Inc.                                 Delaware
Country Music Media Group, Inc.                                      Delaware
Distribution Services, Inc.                                          Delaware
Globe Communications Corp.                                           Delaware
Globe Editorial, Inc.                                                Delaware
Mira! Editorial, Inc.                                                Delaware
National Enquirer, Inc.                                              Florida
National Examiner, Inc.                                              Delaware
NDSI, Inc.                                                           Delaware
Star Editorial, Inc.                                                 Delaware